Exhibit 99.1

For Immediate Release
Contact: Investor Relations
PRESS RELEASE	Tel: 281.529.7799
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE THIRD QUARTER OF 2009
Carlyss, Louisiana, November 4, 2009 — Global Industries, Ltd. (NASDAQ: GLBL) announced revenues of $203.7 million for the third quarter of 2009 compared to $218.6 million in the third quarter of 2008. Net income was $14.0 million, or $0.12 per diluted share, for the third quarter of 2009 compared to a loss of $103.1 million, or $0.90 per diluted share, in the third quarter of 2008.
Commenting on the third quarter results, Chairman and Chief Executive Officer John A. Clerico stated, “Despite a significant reduction in revenue from the second quarter of 2009, we were able to generate positive results for the third quarter as we continued to focus on efficient project execution and cost management. Our cash position remains strong at $380 million. We are working hard to secure as many new projects as possible by developing effective and cost-competitive solutions for customers.”
During the third quarter of 2009, our Company booked $135.7 million of new work resulting in a backlog of $147.6 million as of September 30, 2009. This compares to a backlog of $397.2 million at September 30, 2008. Commenting on the backlog results, John Clerico stated, “Due to continued delays and postponements of new offshore oil and gas development projects, especially in Latin America, our backlog is at its lowest level for some time. We expect industry conditions to remain difficult for the next several quarters. We are, however, beginning to see a number of potential projects emerge which will commence in late 2010 and beyond. Our new Global 1200, as well as several of our other vessels, position us to compete effectively for a number of these projects. In addition to our business development efforts, we will also continue to proactively implement cost control measures to appropriately size our operations.”
Revenue for the third quarter of 2009 included the completion of the Berri and Qatif project in Saudi Arabia and the Camarupim project in Brazil, pipeline repairs in Mexico and Brazil, and pipeline installation projects in India, Indonesia and Thailand. An increase in activity in North America OCD and North America Subsea consisting of smaller projects and dive support services also contributed to revenues for the quarter.
Selling, general and administrative expenses of $19.1 million for the third quarter of 2009 decreased by $6.3 million over the same quarter last year, due to continuing company-wide cost control activities. Interest income of $0.4 million for the third quarter of 2009 decreased by $2.1 million over the same quarter last year primarily due to substantially lower interest rates.
A conference call will be held at 9:00 a.m. Central Time on November 5, 2009. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Third Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on our Company’s website at www.globalind.com, where it will also be archived for anytime reference until November 26, 2009.
All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
Global Industries, Ltd. is a leading solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. Our Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements are based on current information and expectations of Global that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: Global’s level of capital expenditures, worldwide economic conditions, various risks related to international operations, our ability to retain skilled workers, general industry conditions, prices of crude oil and natural gas, our ability to obtain and the timing of new projects and changes in competitive factors. Although we believe that in making such statements our expectations are based on reasonable assumptions, should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

ASC 470-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” became effective for our Company beginning January 1, 2009 and is applied retrospectively to all periods presented in this news release.
Set forth are our Company’s results of operations for the periods indicated.
RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
		As adjusted		As adjusted
Revenues	$203,718	$218,551	$768,010	$820,559
Cost of operations	163,855	307,409	617,609	847,251

Gross profit (loss)	39,863	(88,858)	150,401	(26,692)
Loss (gain) on asset disposals and impairments	274	1,640	(8,249)	(372)
Selling, general and administrative expenses	19,075	25,439	55,635	73,439

Operating income (loss)	20,514	(115,937)	103,015	(99,759)
Interest income	402	2,476	1,594	12,709
Interest expense	(2,756)	(4,642)	(9,978)	(12,578)
Other income (expense), net	9	(234)	6,579	(1,866)

Income (loss) before taxes	18,169	(118,337)	101,210	(101,494)
Income tax expense (benefits)	4,151	(15,229)	22,228	(10,364)

Net income (loss)	$14,018	$(103,108)	$78,982	$(91,130)

Earnings (Loss) Per Common Share
Basic	$0.12	$(0.90)	$0.69	$(0.80)
Diluted	$0.12	$(0.90)	$0.69	$(0.80)

Weighted Average Common Shares Outstanding
Basic	112,693	114,493	112,550	114,135
Diluted	113,278	114,493	113,118	114,135

Other Data
Depreciation and Amortization	$17,924	$19,762	$52,634	$50,724
Backlog at end of period			$147,584	$397,220

During the first quarter of 2009, we discontinued allocation of corporate stewardship costs to our reportable segments. This change has been reflected as a retrospective change to the financial information for the three months and nine months ended September 30, 2008 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are our Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
		As adjusted		As adjusted
Total segment revenues
North America OCD	$60,011	$28,868	$108,961	$58,440
North America Subsea	46,343	43,422	112,093	103,122
Latin America	35,749	59,509	185,534	185,259
West Africa	(529)	22,924	101,039	140,664
Middle East	28,668	35,638	82,167	188,085
Asia Pacific/India	47,433	40,423	206,880	172,317

Subtotal	217,675	230,784	796,674	847,887

Intersegment eliminations
North America Subsea	(13,957)	(10,159)	(25,394)	(23,187)
Latin America	—	(2,074)	—	(2,074)
Middle East	—	—	(3,270)	(2,067)

Subtotal	(13,957)	(12,233)	(28,664)	(27,328)

Consolidated revenues	$203,718	$218,551	$768,010	$820,559

Income (loss) before taxes
North America OCD	$12,903	$(5,961)	$4,924	$(11,873)
North America Subsea	10,267	522	25,972	6,906
Latin America	(10,642)	(19,648)	11,825	(12,132)
West Africa	(2,709)	(10,103)	30,150	(19,387)
Middle East	6,337	(83,273)	15,913	(73,768)
Asia Pacific/India	9,333	10,805	34,351	35,317
Corporate	(7,320)	(10,679)	(21,925)	(26,557)

Consolidated income (loss) before taxes	$18,169	$(118,337)	$101,210	$(101,494)

CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2009	2008
	Unaudited
ASSETS
Current Assets
Cash and cash equivalents	$380,616	$287,669
Restricted cash	1,139	94,516
Marketable securities	31,150	—
Accounts receivable — net of allowance of $1,070 for 2009 and $12,070 for 2008	147,842	180,018
Unbilled work on uncompleted contracts	116,994	86,011
Contract costs incurred not yet recognized	2,619	11,982
Deferred income taxes	2,937	7,223
Assets held for sale	8,820	2,181
Prepaid expenses and other	57,398	44,585

Total current assets	749,515	714,185

Property and Equipment, net	680,288	599,078

Other Assets
Marketable securities — long-term	11,103	42,375
Accounts receivable — long-term	24,237	22,246
Deferred charges, net	54,948	70,573
Goodwill	37,388	37,388
Other	8,821	3,508

Total other assets	136,497	176,090

Total	$1,566,300	$1,489,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	222,938	207,239
Employee-related liabilities	24,839	26,113
Income taxes payable	53,372	38,649
Accrued interest payable	2,229	5,613
Advance billings on uncompleted contracts	394	4,609
Accrued anticipated contract losses	100	35,055
Other accrued liabilities	8,364	12,053

Total current liabilities	316,196	333,291

Long-Term Debt	292,225	289,966
Deferred Income Taxes	69,604	64,020
Other Liabilities	13,318	13,266

Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 150,000 shares authorized, and 120,020 and 119,650 shares issued at September 30, 2009 and December 31, 2008, respectively	1,200	1,197
Additional paid-in capital	513,309	509,345
Retained earnings	473,681	394,699
Treasury stock at cost, 6,130 shares	(105,038)	(105,038)
Accumulated other comprehensive loss	(8,195)	(11,393)

Total shareholders’ equity	874,957	788,810

Total	$1,566,300	$1,489,353